SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                               COMMISSION ONLY
                                              (AS PERMITTED BY RULE 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              INVACARE CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              Invacare Corporation
                                One Invacare Way
                               Elyria, Ohio 44035


                                                                   April 8, 2005

To the Shareholders of

INVACARE CORPORATION:

     This  year's  Annual  Meeting  of  Shareholders  will be held at 10:00 A.M.
(EDT), on Wednesday, May 25, 2005, at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio. We will be reporting on Invacare's activities and you will have an opportunity to ask questions about its operations.

     We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

     On behalf of the Board of Directors and management of Invacare Corporation, I would like to thank you for your continued support and confidence.

                                                     Sincerely yours,



                                                     /s/ A. Malachi Mixon, III

                                                     A. Malachi Mixon, III
                                                     Chairman and
                                                     Chief Executive Officer

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              Invacare Corporation

                    Notice of Annual Meeting of Shareholders
                           To Be Held On May 25, 2005

     The Annual Meeting of Shareholders of Invacare Corporation will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Wednesday, May 25, 2005, at 10:00 A.M. (EDT), for the following purposes:

     1. To elect four directors to the class whose three-year term will expire in 2008;

     2. To approve and adopt the Invacare Corporation Executive Incentive Bonus Plan;

     3. To ratify the appointment of Ernst & Young LLP as our independent auditors for our 2005 fiscal year; and

     4. To transact any other business as may properly come before the annual meeting.

     Holders of common shares and Class B common shares of record as of the close of business on Thursday, March 31, 2005 are entitled to vote at the annual meeting. It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the annual meeting may revoke their proxy and vote in person.

                                             By Order of the Board of Directors,



                                             Dale C. LaPorte
                                             Secretary


April 8, 2005

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              Invacare Corporation
                          -----------------------------

                                 Proxy Statement
                     For the Annual Meeting of Shareholders
                                  May 25, 2005
                          -----------------------------

Why am I receiving these materials?

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 25, 2005 and any adjournments or postponements that may occur. The time, place and purposes of the annual meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 8, 2005.

Who is paying for this proxy solicitation?

     We will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, our directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who is entitled to vote?

     Only shareholders of record at the close of business on March 31, 2005, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. On this record date, there were 30,427,381 common shares and 1,111,965 Class B common shares outstanding and entitled to vote.

How many votes do I have?

     On each matter to be voted on, you have one vote for each outstanding common share you own as of March 31, 2005 and ten votes for each outstanding Class B common share you own as of March 31, 2005.

How do I vote?

     If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.

     If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote "FOR" proposals 1, 2 and 3 and will use their discretion on any other proposals and other matters that may be brought before the annual meeting.

     If you hold common shares through a broker or nominee, you may vote in person at the annual meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

How do I vote my common shares held in the Invacare Retirement Savings Plan?

     If you are a participant in the Invacare Retirement Savings Plan, the blue lined proxy card should be used to vote the number of common shares that you are entitled to vote under the plan. If you do not vote timely, your shares will not be counted.

What are the voting recommendations of the Board of Directors?

     Our Board of Directors recommends that you vote:

          o "For" the election of the four nominated directors to the class whose three-year term will expire in 2008;

          o "For" the approval and adoption of the Invacare Corporation Executive Incentive Bonus Plan; and

          o "For" ratifying the appointment of Ernst & Young LLP as our independent auditors for our 2005 fiscal year.

What vote is required to approve each proposal?

     Except as otherwise provided by Invacare's amended and restated articles of incorporation or code of regulations, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of directors, together as one class. No holder of shares of any class has cumulative voting rights in the election of directors.

          o Election of Directors (Proposal No. 1). The nominees receiving the greatest number of votes will be elected. A proxy card marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the other director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

          o Approval and Adoption of the Invacare Corporation Executive Incentive Bonus Plan (Proposal No. 2). The approval and adoption of the Invacare Corporation Executive Incentive Bonus Plan requires the affirmative vote of a majority of the votes cast. A proxy card marked as "Abstain" with respect to the approval and adoption of the Executive Incentive Bonus Plan will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote. Accordingly, if you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect on the approval and adoption of the plan.

          o Ratification of Auditors (Proposal No. 3). Ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast. A proxy card marked as "Abstain" with respect to the ratification of the appointment of Ernst & Young LLP will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote. Accordingly, if you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect on the ratification.

What constitutes a quorum?

     A quorum of shareholders will be present at the annual meeting if at least a majority of the aggregate voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the annual meeting. On the record date, 41,547,031 votes were outstanding; therefore, shareholders representing at least 20,773,516 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can I revoke or change my vote after I submit a proxy?

     Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the annual meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary, or by attending the annual meeting and voting in person. You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy, rather you must notify an Invacare representative at the annual meeting of your desire to revoke your proxy and vote in person.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     At the annual meeting, four directors will be elected to serve a three-year term until the annual meeting in 2008 or until their successors have been elected and qualified. Each of the nominees is presently a director of Invacare and has indicated their willingness to serve another term as a director if elected. If any nominee should become unavailable for election, which is not currently expected, it is intended that the shares represented by proxy will be voted for any substitute nominee(s) as may be named by the Board of Directors. In no event will the proxy holders vote for more than four nominees or for persons other than those named below and any substitute nominee for any of them.

Nominees for Terms Expiring in 2008

     Michael F. Delaney, 56, has been a director since 1986. Since 1983, Mr. Delaney has been the Associate Director of Development of the Paralyzed Veterans of America, Washington, D.C. In October 2003, Mr. Delaney's title changed to Development Officer, Corporate Marketing.

     C. Martin Harris, M.D., 48, has been a director since 2003. Since 1996, Dr. Harris has been the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the Internet. Nationally, Dr. Harris serves as the Chairman of the National Health Information Infrastructure (NHII) Task Force of the Healthcare Information and Management Systems Society (HIMSS), the largest information and management systems society in the world. He is also the Chairman of the Foundation Board for the e-Health Initiative, a public policy and advocacy group that encourages the interoperability of information technology in healthcare. Dr. Harris is a director of CareScience, Inc. (NasdaqNM), Philadelphia, Pennsylvania, a provider of care management services.

     Bernadine P. Healy, M.D., 60, has been a director since 1996. Dr. Healy has been a Medical and Health Columnist for U.S. News & World Report since October 2002. She has served on The President's Council of Advisors on Science and Technology (PCAST) since 2001, and was appointed to the Ohio Commission to Reform Medicaid in 2003. Dr. Healy was President and CEO, American Red Cross from September 1999 to December 2001. From 1995 to August 1999, Dr. Healy served as the Dean and Professor of Medicine of the College of Medicine and Public Health of The Ohio State University, Columbus, Ohio. From 1994 to 1995, Dr. Healy served as Director of Health and Science Policy at The Cleveland Clinic Foundation, Cleveland, Ohio; and from 1991 to 1993, she served as Director of the National Institutes of Health in Bethesda, Maryland. From 1985 to 1991, Dr. Healy served as the Chairman of the Research Institute of The Cleveland Clinic Foundation, Cleveland, Ohio. Dr. Healy is a Trustee of the Battelle Memorial Institute in Columbus, Ohio. Dr. Healy also serves as a director of Ashland, Inc. (NYSE), Covington, Kentucky, a company in specialized petroleum products; The Progressive Corporation (NYSE), Cleveland, Ohio, an automobile insurance company; and National City Corporation (NYSE), Cleveland, Ohio, a financial holding company with assets over $100 billion, providing a full range of banking and financial services. Dr. Healy also has been a Medical Contributor for CBS News.

     A. Malachi Mixon, III, 64, has been a director since 1979. Mr. Mixon has been Chief Executive Officer since 1979 and Chairman of the Board since 1983 and also served as President until 1996, when Gerald B. Blouch, Chief Operating Officer, was elected President. Mr. Mixon serves as a director of The Lamson & Sessions Co. (NYSE), Cleveland, Ohio, a supplier of engineered thermoplastic products, and The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products. Mr. Mixon also serves as Chairman of the Board of Trustees of The Cleveland Clinic Foundation, Cleveland, Ohio, one of the world's leading academic medical centers.

   Invacare's Board of Directors recommends that shareholders vote "FOR" the election of the four directors to the class whose three-year term will expire in
                                     2008.

Directors whose Terms Will Expire in 2007

     Gerald B. Blouch, 58, has been President and a director of Invacare since November 1996. Mr. Blouch has been Chief Operating Officer since December 1994 and Chairman-Invacare International since December 1993. Previously, Mr. Blouch was President-Homecare Division from March 1994 to December 1994 and Senior Vice President-Homecare Division from September 1992 to March 1994. Mr. Blouch served as Chief Financial Officer of Invacare from May 1990 to May 1993 and Treasurer of Invacare from March 1991 to May 1993. Mr. Blouch is also a director of NeuroControl Corporation, Cleveland, Ohio, a privately held company, which develops and markets electromedical stimulation systems for stroke patients.

     John R. Kasich, 52, has been a director since 2001. Mr. Kasich is a Managing Director of Lehman Brothers' investment banking group. He spent 18 years as a member of the House of Representatives of the United States Congress, and served as head of the House Budget Committee from 1995 to 2000. He was the chief architect of the Balanced Budget Act of 1997, which eliminated the federal budget deficits. As a committee chairman, he was the House's top negotiator with the White House over details of the plan, setting spending limits for all federal government agencies and cutting taxes. Mr. Kasich serves as a director of Instinet Group Inc. (NasdaqNM), New York, New York, an electronic agency securities broker, and Worthington Industries, Inc. (NYSE), Columbus, Ohio, a diversified steel processor that focuses on steel processing and metals-related businesses. Mr. Kasich is also the host of "Heartland" on the Fox News Channel.

     Dan T. Moore, III, 65, has been a director since 1980. Mr. Moore has been President of Dan T. Moore Co. since 1979 and is Chairman of two advanced materials manufacturing companies: Flow Polymers, Inc. and Team Wendy since 2002. He is a director of Hawk Corporation (AMEX), Cleveland, Ohio, a supplier of friction products for brakes, clutches, and transmissions used in aerospace, industrial and specialty applications, and is a director of Park-Ohio Industries, Inc., a wholly owned subsidiary of Park-Ohio Holdings Corp (NasdaqNM), Cleveland, Ohio, a provider of supply chain logistics and a manufacturer of engineered products. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation.

     Joseph B. Richey, II, 68, has been a director since 1980. Mr. Richey has been President-Invacare Technologies and Senior Vice President-Electronic and Design Engineering since 1992. Previously, Mr. Richey was Senior Vice President-Product Development from 1984 to 1992, and Senior Vice President and General Manager-North American Operations from September 1989 to September 1992. Mr. Richey also serves as a director of Steris Corporation (NYSE), Cleveland, Ohio, a manufacturer and distributor of medical sterilizing equipment, Chairman of the Board of Directors and CEO of NeuroControl Corporation, Cleveland, Ohio, a privately held company, which develops and markets electromedical stimulation systems for stroke patients, is a member of the Board of Trustees for Case Western Reserve University and The Cleveland Clinic Foundation.

Directors Whose Terms Will Expire in 2006

     James C. Boland, 65, has been a director since 1998. Mr. Boland served as President and Chief Executive Officer of CAVS/Gund Arena Company (the Cleveland Cavaliers, a professional team, and Gund Arena) from January 1998 to December 31, 2002, at which time he became Vice-Chairman of the company. Before his retirement from Ernst & Young LLP in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles, including Vice Chairman and Regional Managing Partner, as well as a member of the firm's Management Committee from 1988 to 1996, and as Vice Chairman of National Accounts from 1997 to his retirement. Mr. Boland is a director of The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products, The Goodyear Tire & Rubber Company (NYSE), Akron, Ohio, one of the world's leading manufacturers of tires and rubber products, International Steel Group, Inc. (NYSE), Cleveland, Ohio, a manufacturer and distributor of diversified steel products, and is a Trustee of Bluecoats, Inc. and The Harvard Business School Club of Cleveland.

     Whitney Evans, 68, has been a director since 1980. From 1980 to the present, Mr. Evans has been a private investor. From 1998 to 2000, Mr. Evans was a director of Victory Technology, Inc. and was Chairman of its Board of Directors. Victory Technology, Inc. was an Internet based distance learning company based in Sonoma, California. From 1983 to 1997, Mr. Evans was an officer and a director of Pine Tree Investments, Inc., Cleveland, Ohio, a business and real estate investment firm.

     William M. Weber, 65, has been a director since 1988. In 1994, Mr. Weber became President of Roundcap L.L.C. and a principal of Roundwood Capital L.P., a partnership that invests in public and private companies. From 1968 to 1994, Mr. Weber was President of Weber, Wood, Medinger, Inc., Cleveland, Ohio, a commercial real estate brokerage and consulting firm.


           APPROVAL AND ADOPTION OF THE EXECUTIVE INCENTIVE BONUS PLAN
                                (Proposal No. 2)

General

     We are asking our shareholders to approve the Invacare Corporation Executive Incentive Bonus Plan (the "Executive Bonus Plan" or the "Plan"). The Executive Bonus Plan was unanimously approved and adopted by the Compensation, Management Development and Corporate Governance Committee of the Board of Directors (the "Compensation Committee") as of March 2, 2005, subject to shareholder approval. The Board of Directors recommends that shareholders approve and adopt the Plan. The description of the Executive Bonus Plan below is merely a summary of the Plan's provisions. The complete text of the Plan is attached as Appendix A to this proxy statement.

     If approved by our shareholders, the Plan will supercede and replace our current executive bonus program for 2005 and subsequent years.

Reason for Seeking Shareholder Approval

     We are seeking shareholder approval of the Executive Bonus Plan so that we can continue to attract and retain qualified executives and so that amounts paid under the Plan will be deductible for federal income tax purposes pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended ( "Section 162(m)"). Section 162(m) limits the deductibility of compensation in excess of $1 million to top executive officers, unless such compensation is "performance based."

     To the extent practicable, we structure our compensation programs to preserve the full deductibility of compensation paid to our executive officers under Section 162(m). Accordingly, at the direction of the Compensation Committee, the Executive Bonus Plan has been submitted to our shareholders for approval so that compensation paid under the Plan may qualify for the "performance based" compensation exception provided for in Section 162(m) and, thus, be fully deductible by us.

Purpose

     The Executive Bonus Plan is intended to reward participants based upon our performance. Specifically, the Plan is intended to:

          o To provide an incentive to our executive officers to improve our operating results; and

          o Enable us to recruit and retain key officers by making our overall compensation program competitive with compensation programs of other companies with which we compete for executive talent.

Administration

     The Plan will be administered by the Compensation Committee, or a committee consisting of not less than three non-employee directors, each of whom satisfies the requirements for an "outside director" as defined under Section 162(m) (the "Committee"). The Committee generally has the authority to determine the manner in which the Executive Bonus Plan will operate, to interpret the provisions of the Plan and to make all determinations under the Plan.

Eligibility and Participation

     All officers of Invacare will be eligible to be selected to participate in the Executive Bonus Plan. The Committee will have the discretion to select those officers who will participate in the Plan in any given year. A participant must be employed by Invacare on the payment date in order to receive an award under the Executive Bonus Plan, unless the officer's employment terminated prior to the payment as a result of death, disability, or retirement. Unless the Committee determines otherwise, an officer whose employment terminates for any other reason prior to the payment date will not be eligible to receive a bonus award.

     For 2005, the Committee has determined that the eligible participants under the Plan are Messrs. Mixon, Blouch, Thompson, Richey, Slangen and Usaj, if the Plan is approved by our shareholders.

Awards under the Executive Bonus Plan

     Awards under the Plan are designed to ensure that the compensation of our officers is commensurate with their responsibilities and contribution to the success of Invacare based on market levels indicated by compensation data obtained from time to time by Invacare or its independent consultants. For each calendar year or other predetermined performance period, the Committee will establish a target bonus for each eligible officer, payable if a specified performance goal is satisfied for such performance period.

Performance Goals

     The performance goal for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements:

     o    Stock price
     o    Net sales
     o    Income from operations
     o    Earnings before income tax
     o    Earnings per share
     o    Cost controls
     o    Return on assets
     o    Return on net assets employed

For 2005, the bonus award will be based upon satisfaction of an earnings per share target.

     The performance goal for a performance period will be established in writing by the Committee on or before the latest date permissible to enable the bonus award to qualify as "performance based compensation" under Section 162(m). The Committee may during this same time period adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Invacare, or the financial statements of Invacare, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (c) in view of the Committee's assessment of our business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Committee. The Committee may establish various levels of bonus depending upon relative performance toward a performance goal.

     The target bonus payable to any officer for a performance period is a specified percentage of the officer's compensation for the performance period, but in no event will the target bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the Executive Bonus Plan to accommodate continued growth of Invacare. The Board of Directors believes that this limit will provide the Committee with sufficient flexibility to reward exceptional contributions toward our profits. As described elsewhere in this proxy statement under the caption "Report of the Compensation, Management Development and Corporate Governance Committee on Executive Compensation," the Committee currently seeks to give each executive officer an opportunity to earn an annual cash bonus that would result in annual total cash compensation to the executive officer that falls within the 75th market percentile of compensation paid by other employers which may compete with Invacare for executive talent.

     In the event of a change in control of Invacare, the amount payable to each eligible participant in the Plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.

New Plan Benefits

     The amount payable to an officer under the Executive Bonus Plan is subject to discretion as to the target amount, the performance goals selected and whether the amount resulting from achievement of such goal will actually be paid, the amount that will be paid in the future to any eligible officer is not presently determinable. For 2005, the bonus award will be based upon satisfaction of an earnings per share target.

Amendment and Termination

     The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Bonus Plan at any time and in any respect, or to terminate the Plan in whole or in part at any time and for any reason.
Amendments will be subject to the approval of the our shareholders in such manner and with such frequency as is required under Section 162(m).

Approval of the Executive Bonus Plan

     If the shareholders do not approve the Executive Bonus Plan, bonuses will not be paid pursuant to the terms of the Plan. In such event, for the purposes described above, the Compensation Committee may consider adopting alternative cash compensation programs that may result in the payment of cash compensation to officers that would not be deductible under Section 162(m).

         Invacare's Board of Directors recommends that shareholders vote
          "FOR" the approval and adoption of the Executive Bonus Plan.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (Proposal No. 3)

     The Audit Committee has appointed Ernst & Young LLP to continue as our independent auditors and to audit our financial statements for the year ended December 31, 2005. The Audit Committee and the Board of Directors are asking you to ratify this appointment. During the year ended December 31, 2004, Ernst & Young LLP served as our principal auditors and provided tax and other services. See "Independent Auditors." Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Invacare's Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

Who are the largest holders of Invacare's outstanding common shares and what is their total voting power?

     The following table shows, as of February 24, 2005, the share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

                                                                                   Class B
                                                      Common Shares             Common Shares
                                                    Beneficially owned        Beneficially owned*
                                                    ------------------       ---------------------
                                                                                                        Percentage of
                                                  Number                     Number                  total voting power
Name and business address                           of                         of                       beneficially
      of beneficial owner                         Shares      Percentage     shares     Percentage          owned
---------------------------------                 ------      ----------     ------     ----------   ------------------
A. Malachi Mixon, III                           2,293,277        7.3%       703,912       63.3%             21.9%
One Invacare Way,
Elyria, Ohio 44035 (1)

Joseph B. Richey, II                              826,260        2.7%       376,262       33.8%             11.0%
One Invacare Way,
Elyria, Ohio 44035 (2)

Ariel Capital Management, LLC                   7,411,606       24.4%          -            -               17.9%
200 E. Randolph Dr., Suite 2900,
Chicago, IL 60601 (3)(4)

FMR Corp.                                       2,111,850        7.0%          -            -               5.1%
82 Devonshire Street,
Boston, MA  02109 (3)(5)

AXA Financial, Inc.
1290 Avenue of the Americas
New York, NY  10104 (3)(6)                      1,791,816        5.9%          -            -               4.3%

* All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1) Includes 1,227,025 common shares that may be acquired upon the exercise of stock options during the 60 days following February 24, 2005. For purposes of calculating the percentage of outstanding common shares beneficially owned by Mr. Mixon and his percentage of total shares beneficially owned, the common shares which he had the right to acquire during that period by exercise of stock options are considered to be outstanding. The number of shares shown as beneficially owned by Mr. Mixon also includes (i) 18,073 common shares owned by the trustee for Invacare Retirement Savings Plan,
     (ii) 222,830 common shares owned of record by Mr. Mixon's spouse, (iii) 17,578 common shares owned by Roundwood Capital, L.P., a limited partnership of which Mr. Mixon is a managing member of its general partner,
     (iv) 24,576 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon, (v) 24,577 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon's spouse, (vi) 111,319 common shares owned by the trustee for a 2003 grantor retained annuity trust created by Mr. Mixon, and (vii) 111,319 common shares owned by the trustee for a 2003 grantor retained annuity trust created by Mr. Mixon's spouse. Mr. Mixon disclaims beneficial ownership of the shares held by his spouse, the grantor retained annuity trusts created by the reporting person's spouse and the shares held by Roundwood Capital, L.P.

(2) Includes 175,500 common shares, which may be acquired upon the exercise of stock options during the 60 days following February 24, 2005. For purposes of calculating the percentage of outstanding common shares beneficially owned by Mr. Richey and his percentage of total shares beneficially owned, the common shares which he had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

(3) The number of common shares beneficially owned is based upon a Schedule 13G filed by the holder with the SEC to reflect share ownership as of December 31, 2004.

(4) The Schedule 13G was filed by Ariel Capital Management, LLC, which has sole voting power with respect to 5,901,719 of the 7,411,606 common shares held, and sole dispositive power with respect to 7,410,151 of the 7,411,606 common shares held.

(5) The Schedule 13G was filed by FMR Corp., which has sole voting power with respect to 86,450 of the 2,111,850 common shares held, and sole dispositive power with respect to all 2,111,850 of the common shares held.

(6) The Schedule 13G was filed by AXA Financial, Inc., which has sole voting power with respect to 899,694 of the 1,791,816 common shares held, and sole dispositive power with respect to 1,791,516 of the 1,791,816 common shares held.

How many common shares do each of Invacare's directors and executive officers hold and what is their level of total voting power?

     The following table sets forth, as of February 24, 2005, the share ownership of all directors, our Chief Executive Officer and our four other highest paid executive officers and all directors and executive officers as a group:

                                                 Common Shares           Class B Common Shares
                                               beneficially owned         beneficially owned**
                                            ------------------------    -----------------------       Percentage of
                                                                                                    total voting power
                                             Number                      Number                        beneficially
 Name of beneficial owner                   of shares     Percentage    of shares    Percentage           owned
 ------------------------                   ---------     ----------    ---------    ----------        ----------
 Gerald B. Blouch (3).......................  664,649        2.2%           -            -                 1.6%
 James C. Boland (3)........................   38,893          *            -            -                  *
 Michael F. Delaney (3).....................   18,478          *            -            -                  *
 Whitney Evans (3)..........................   43,647          *            -            -                  *
 C. Martin Harris, M.D. (3).................   10,770          *            -            -                  *
 Bernadine P.  Healy, M.D. (3)..............   41,570          *            -            -                  *
 John R. Kasich (3).........................   22,594          *            -            -                  *
 A. Malachi Mixon, III (1)..................2,293,277        7.3%        703,912       63.3%              21.9%
 Dan T. Moore, III (3)......................  182,356          *            -            -                  *
 Joseph B. Richey, II (2)...................  826,260        2.7%        376,262       33.8%              11.0%
 Louis F.J. Slangen (3).....................  121,206          *            -            -                  *
 Gregory C. Thompson (3)....................   61,050          *            -            -                  *
 William M. Weber (3).......................   81,177          *            -            -                  *
 All executive officers and Directors as
 a group (14 persons) (3)...................4,433,052       13.6%      1,080,174       97.1%              34.8%

*    Less than 1%.

** All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)  See Footnote 1 to the preceding table.

(2)  See Footnote 2 to the preceding table.

(3) The common shares beneficially owned by Invacare's executive officers and directors as a group include an aggregate of 2,293,775 common shares which may be acquired upon the exercise of stock options during the 60 days following February 24, 2005. For purposes of calculating the percentage of outstanding common shares beneficially owned by each of Invacare's executive officers and directors, and all of them as a group, and their percentage of total shares beneficially owned, common shares which they had the right to acquire by exercise of stock options within 60 days of February 24, 2005, are considered to be outstanding. The number of common shares that may be acquired by the exercise of such stock options for the noted individuals is as follows: Mr. Blouch, 548,425 shares; Mr. Boland, 37,885 shares; Mr. Delaney, 7,478 shares; Mr. Evans, 16,656 shares; Dr. Harris, 10,770 shares; Dr. Healy, 36,570 shares; Mr. Kasich, 22,594 shares; Mr. Moore, 22,097 shares; Mr. Slangen, 92,675 shares; Mr. Thompson, 48,200 shares; and Mr. Weber, 5,250 shares.


Section 16(a) Beneficial Ownership Compliance

     The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by our directors and executive officers. To the best of Invacare's knowledge, all of the filings were made on a timely basis in 2004, except for (1) the gifting of 17,000 common shares on October 6, 2000 and 10,000 common shares on February 28, 2001 by Mr. Mixon, which were reported on a Form 5, dated December 31, 2004; (2) the nine monthly purchases of an aggregate of 327 phantom common shares by Mr. Richey during 2004 pursuant to a right to defer compensation under the Invacare Corporation 401(k) Benefit Equalization Plus Plan, all of which were reported on a Form 4, dated February 4, 2005; (3) the sale of 12,189 common shares on November 4, 2004 by Mr. Slangen, which was reported on a Form 5, dated December 31, 2004; and (4) the sale of 300 common shares on December 10, 2004 by Bridget A. Miller, which was reported on a Form 5, dated December 31, 2004.

                              CORPORATE GOVERNANCE

How many times did the Board meet in 2004?

     The Board of Directors held six meetings during the fiscal year ended December 31, 2004. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend Invacare's annual meeting of shareholders, and each director attended last year's annual shareholder meeting. The non-management directors meet in executive sessions after the end of each of the regularly scheduled Board meetings. The chairpersons of the four standing committees of the Board rotate presiding over such sessions.

What codes of ethics apply to directors, officers and employees?

     We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. We also have adopted a separate Financial Code of Ethics that applies to our Chief Executive Officer (our principal executive officer) and our Chief Financial Officer (our principal financial officer and principal accounting officer). You can find both codes on our website at www.invacare.com by clicking on the link for Investor Relations. We will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, on our website. You also can obtain a printed copy of these documents, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125.

Has the Board adopted corporate governance guidelines?

     The Board has adopted Corporate Governance Guidelines. This document can be found on our website at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125.

Who are the current members of the different Board committees?

                                                          Compensation,
                                   Audit            Management Development and          Nominating     Investment
Director                         Committee        Corporate Governance Committee        Committee       Committee
------------------------------- ------------- --------------------------------------- --------------- --------------
Gerald B. Blouch
James C. Boland                      *                          **
Michael F. Delaney                                                                                          *
Whitney Evans                                                   *                                           **
C. Martin Harris, M.D.                                                                                      *
Bernadine P. Healy, M.D.
John R. Kasich                                                                              **              *
A. Malachi Mixon, III
Dan T. Moore, III                    *                                                      *
Joseph B. Richey, II
William M. Weber                     **                         *                           *

---------------------
     *    Member
     **   Chairperson


What are the principal functions of the Board committees?

     The Board has an Audit Committee; a Compensation, Management Development and Corporate Governance Committee; a Nominating Committee; and an Investment Committee.

     Audit Committee. The Audit Committee assists the Board in monitoring (i) Invacare's compliance with legal and regulatory requirements, (ii) the integrity of Invacare's financial statements, and (iii) the independence, performance and qualifications of Invacare's internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Audit Committee met nine times during 2004.

     Our Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that each of James C. Boland and William
M. Weber qualify as an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K. As audit committee financial experts, each of Messrs. Boland and Weber satisfy the New York Stock Exchange accounting and financial management expertise requirements.

     Compensation,  Management  Development and Corporate Governance  Committee.
The Compensation, Management Development and Corporate Governance Committee assists the Board in developing and implementing (i) executive compensation programs that are fair and equitable and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives, (ii) a management succession plan that meets Invacare's present and future needs, and (iii) Invacare's corporate governance policies and guidelines. Each of the current members of the Compensation, Management Development and Corporate Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation, Management Development and Corporate Governance Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Committee met three times during 2004.

     Nominating Committee. The Nominating Committee assists the Board in identifying and recommending individuals qualified to become directors and will consider all qualified nominees recommended by shareholders. John R. Kasich replaced Bernadine P. Healy, M.D. as chairman in November 2004. Each of the current members of the Nominating Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Nominating Committee met twice during 2004.

     Investment Committee. The Investment Committee assists the Board in monitoring the investments of the Invacare Retirement Savings Plan and other plans designated by the Board or the Investment Committee. Each of the current members of the Investment Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Investment Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Investment Committee met three times during 2004.

How does the Board determine whether non-employee directors are independent?

     To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the "NYSE Standards"), the Board of Directors must determine that a director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:

     A director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):

          (i) has not been employed by Invacare or its affiliates;

          (ii) has not had an immediate family member who has been employed by Invacare or its affiliates as an executive officer;

          (iii) has not received, and has not had an immediate family member who has received, more than $100,000 per year in direct compensation from Invacare, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service);


          (iv) has not been affiliated with or employed by a present or former internal or external auditor of Invacare;

          (v) has not had an immediate family member who has been affiliated with or employed in a professional capacity (partner, principal or manager) by a former internal or external auditor of Invacare;

          (vi) has not been employed, and has not had an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and (vii) has not been an executive officer or an employee of another company, and has not had an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in the most recent fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

     Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (vii) above, and:

          (i) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and

          (ii) does not serve, and does not have an immediate family member who serves, as an officer, director or trustee of a foundation (other than Invacare's foundation), university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).

     In the event that a director has a relationship of the type described in clauses (i) or (ii) in the immediately preceding paragraph that falls outside of the "safe harbor" thresholds set forth in such clauses (i) and (ii), or if the director had any such relationship during the prior three years that fell outside of such "safe harbor" thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the director would be independent or not. Invacare will explain in its next proxy statement the basis for any Board of Directors determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in clauses (i) and
(ii) in the immediately preceding paragraph.

     In addition, any director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).

     The Board examined the transactions and relationships between Invacare and its affiliates and each of the directors, any of their immediate family members and their affiliates. Based on this review, the Board affirmatively determined that each of Messrs. Delaney, Boland, Evans, Weber, Kasich and Moore and Dr. Harris is independent and do not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines.

How are proposed director nominees identified, evaluated and recommended for nomination?

     The Nominating Committee will seek candidates for an open director position by soliciting suggestions from Committee members, the Chairman of the Board, incumbent directors, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management and shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairperson of the Committee, c/o Executive Officers, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036, with the following information:

     o    The name and contact information for the candidate;

     o A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a director;

     o A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of Invacare; and

     o The candidate's signed consent to be a candidate and to serve as a director if nominated and elected, including being named in Invacare's proxy statement.

     Once the Nominating Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.

     If additional consideration is warranted, the Nominating Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Nominating Committee's charter. Additionally, the Nominating Committee shall consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).

     Before nominating an existing director for re-election at an annual meeting, the Committee will consider:

     o    The director's value to the Board; and

     o Whether the director's re-election would be consistent with Invacare's governance guidelines.

     After completing the Nominating Committee's evaluation of new candidates or existing directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Nominating Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating Committee and the entire Board of Directors.

How can shareholders communicate with the Board?

     Shareholders may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or to the chair of the Audit Committee, respectively, on a quarterly basis.

How are directors compensated?

     Non-employee directors are paid a $30,000 annual retainer, $2,000 per Board meeting attended and $1,500 per committee meeting attended, or $2,000 per committee meeting for the committee chairperson. If a committee meets via teleconference, they receive half of the normal committee attendance fee. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year.

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
     Directors are eligible to defer compensation payable by Invacare for their services as a director under the Invacare Corporation 1994 Performance Plan. Mr. Boland deferred $48,000, Mr. Delaney deferred $4,100, Mr. Evans deferred $13,500, Dr. Harris deferred $32,800, Dr. Healy deferred $43,000, Mr. Kasich deferred $41,000 and Mr. Moore deferred $45,500 of their 2004 compensation and, as a result, each was issued stock options at a 25% discount based on the 1994 Plan. In addition, all non-employee directors receive annual stock option grants to acquire up to 2,000 shares vesting over a four-year term.

Certain Relationships and Related Transactions

     During 2004, Invacare purchased travel services from a third party private aircraft charter company. One of the aircraft available for use by the charter company is owned by Mr. Mixon and Mr. Richey. Invacare paid approximately $630,000 to the charter company in 2004 for use of the aircraft owned by Mr. Mixon and Mr. Richey. Invacare believes that the transactions were on terms no less favorable than those Invacare would expect to obtain from unrelated parties.

     Since early 1995, Invacare has made investments in and loans to NeuroControl Corporation ("NeuroControl"), a privately-held company that develops and markets electromedical stimulation systems for stroke patients in Cleveland, Ohio. During 2004, Invacare loaned NeuroControl $1,059,000 to help support its efforts to obtain FDA approval to market its stimulation systems in the United States. As of December 31, 2004, Invacare's net investment in, and advances to, NeuroControl were approximately $3 million after writeoffs of approximately $23 million in prior periods. A substantial portion of Invacare's investment and advances was made pursuant to a secured credit facility. Mr. Richey is the Chairman of the Board and Chief Executive Officer of NeuroControl and Mr. Blouch serves as a Director of NeuroControl. Each of Dr. Bernadine Healy and Messrs. Evans, Moore, Weber (through his spouse), Mixon and Richey own minority equity interests in NeuroControl Corporation, having invested the following amounts in NeuroControl in 1997 or earlier: $50,000, $50,000, $100,000, $100,000, $245,000 and $7,513, respectively. In addition, (i) a private investment fund, the general partner of which is owned and controlled by Messrs. Mixon and Weber, has invested $350,000 in NeuroControl, (ii) a different private investment fund, in which Mr. Mixon is one of the three managing members of the general partner, has invested an aggregate of $750,000 in NeuroControl, and (iii) The Cleveland Clinic, Dr. Martin Harris' employer, has invested an aggregate of $750,000 in NeuroControl. Collectively, the aforementioned Invacare directors and other related parties own an aggregate of approximately 10.4% of the fully-diluted equity ownership of NeuroControl and Invacare owns an additional 20.8% of NeuroControl's equity. Invacare has formed a committee comprised of three disinterested directors to evaluate the appropriateness and/or  terms  of  any  additional  future  advances  or  other  investments  in
NeuroControl.   In  February  2005,   the  committee   assessed  the  status  of
NeuroControl's research and authorized an additional investment by the Company during 2005 in an amount of up to $1 million. For financial reporting purposes, Invacare will consolidate its investment in NeuroControl for periods beginning with the quarter ended March 31, 2005.

                       AUDIT COMMITTEE AND RELATED MATTERS

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

     The Audit Committee assists the Board of Directors in its oversight and monitoring of:

     o    the integrity of the Company's financial statements;

     o the independence, performance and qualifications of the Company's internal and independent auditors; and

     o    the Company's compliance with legal and regulatory requirements.

     The Audit Committee's activities are governed by a written charter adopted by the Board of Directors which is available on the Company's website (www.invacare.com) by clicking on the link for Investor Relations.

     Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls. Ernst & Young LLP, the Company's independent registered public accounting firm for 2004, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, and expressed an opinion that the Company did maintain effective internal control over financial reporting as of December 31, 2004.

     In December 2002, management established an internal audit function for the Company. The Company engaged PricewaterhouseCoopers LLP to conduct internal audit services and report its analyses, findings and recommendations directly to the Audit Committee. The Audit Committee met with PricewaterhouseCoopers LLP and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.

     As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with PricewaterhouseCoopers LLP relative to the Company's financial reporting. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Communication with Audit Committees).

     In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP their independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors for its 2005 fiscal year and the Company is seeking ratification for such appointment at the 2005 Annual Meeting of Shareholders.



                                 AUDIT COMMITTEE

                           William M. Weber, Chairman
                                 James C. Boland
                                Dan T. Moore, III


Independent Auditors

     The Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as our independent auditors and to audit the financial statements of Invacare for the fiscal year ending December 31, 2005. The Audit Committee is asking you to ratify this appointment.

 Fees for services rendered by Ernst & Young LLP were:

                                                         2004               2003
                                                         ----               ----
     Audit Fees                                    $3,588,000         $1,399,000
     Audit-Related Fees                               494,000             89,000
     Tax Fees
       Tax Compliance Services                      1,138,000            538,000
       Tax Advisory Services                        2,989,000            614,000
                                                    ---------          ---------
                                                    4,127,000          1,152,000
     All Other Fees                                         -                  -
                                                    ---------          ---------
     Total                                         $8,209,000         $2,640,000
                                                   ==========         ==========

     Audit Fees. Fees for audit services include fees associated with the audit of our annual financial statements and review of our quarterly financial statements, including statutory audits required domestically and internationally, and the auditors' attestation report on internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents included with, and assistance with and review of, documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

     Audit-Related Fees. Audit-related services principally include accounting consultations, audits in connection with proposed or completed acquisitions, and advisory and assistance with implementation of internal control reporting requirements as required under Section 404 of the Sarbanes-Oxley Act.

     Tax Fees. Fees for tax services include tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

     The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by our independent auditors. The policy provides for pre-approval by the Audit
Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the

Chairperson of the Audit Committee authority to approve certain permitted services, provided that the Chairperson reports any such decisions to the Audit Committee at its next scheduled meeting.


                             EXECUTIVE COMPENSATION

     The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation, Management Development and
Corporate Governance Committee on Executive Compensation

     The Compensation, Management Development and Corporate Governance Committee of the Board of Directors is responsible for the approval and administration of the Company's existing and proposed executive compensation plans. The Committee makes determinations regarding the contents of these plans, authorizes the awards to be made pursuant to such plans and operates under a written charter adopted by the Board of Directors.

     Each of the current members of the Committee meets the definitions of (i) "independent" within the meaning of the New York Stock Exchange listing standards and the Company's Corporate Governance Guidelines, (ii) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Compensation Philosophy. The Committee has determined that the Company, as a performance-driven business, should reward outstanding financial results with appropriate compensation. The Committee's strategy for carrying out this philosophy is to attempt to link executive compensation with the Company's financial performance. The Committee includes stock ownership as a key component of executive compensation, as it believes that equity-based compensation aligns the long-term interests of employees with those of shareholders. The Committee also recognizes the importance of maintaining compensation at competitive levels in order to attract and retain talented executives.

     The Committee engages an independent consulting firm to provide recommendations on various facets of the Company's executive compensation and to assist in analyzing whether it is competitive. In order to gauge the competitiveness of the Company's executive compensation levels, the Committee receives market data from the independent consulting firm regarding executive compensation paid by other companies having similar annual revenues, as well as larger employers with which the Company must compete for talent. The Committee relies on its independent consultant to identify a representative group of potentially competitive employers. The Committee and its independent consultant believe that the Company's most direct competitors for executive talent are not necessarily the companies that would be included in the peer group established to compare shareholder returns. Accordingly, in identifying the group of surveyed employers, the independent consultant assembles market data on companies having projected revenues similar to that of the Company, with particular emphasis on durable goods manufacturers, and on larger employers which may be significant competitors for executive talent. The assembled data is then reviewed by management and the independent consulting firm and, with respect to each of the top executive officer positions, adjusted for the scope of responsibilities of the position within the Company as compared to the equivalent responsibilities of positions within the companies included in the survey data. The Committee then compares the Company's compensation practices with those of the other companies included in the survey data and takes the results into consideration when establishing compensation guidelines for executives.

     The Company's executive compensation program consists of three components: base salary, an annual cash bonus and stock-based equity incentive awards. In general, base salaries are established at market median levels for comparable positions but an opportunity for significantly higher compensation is provided through annual cash bonuses. These opportunities are dependent upon material, year-to-year improvement in earnings per share. In addition, long-term compensation is awarded in the form of stock options, restricted stock grants or in other forms deemed appropriate by the Committee in order to provide key executives with competitive financial benefits, to the extent that shareholder value is enhanced.

     Annual Base Salary. Generally, the Committee seeks to establish an annual base salary range for each executive that falls within the 50th percentile of ranges established by surveyed employers for executives having similar responsibilities (as described above). In establishing appropriate salary levels for each executive other than the CEO, the Committee considers annual survey information from its independent consultant and also reviews annual recommendations from the CEO. The Committee also takes into account whether each executive met key objectives, and considers each executive's potential future contributions to the Company. The Committee also determines whether each executive's base salary provides an appropriate reward for the executive's role in the Company's performance and incentive for the executive to contribute to sustaining and enhancing the Company's long-term superior performance. Important financial performance objectives that are considered by the Committee in establishing base salary levels (some of which may not be applicable to all executives) include net sales, income from operations, cost controls, earnings before income tax, earnings per share, return on assets and return on net assets employed. Operating objectives vary for each executive and typically change from year-to-year. Financial and operating objectives are considered subjectively in the aggregate by the Committee and are not specifically weighted in assessing performance. Increases in 2004 base salaries were based on the subjective judgment of the Committee, taking into account the CEO's input regarding each executive's achievement of applicable 2003 operating and financial objectives and the targeted salary ranges based on market salary information received from the independent consultant. Resulting base salaries for the Company's executives, including the CEO, generally were slightly above the targeted 50th percentile range.

     In determining the CEO's base salary for 2004, the Committee took into account the survey results regarding a 50th percentile salary range of chief executive officers at comparable employers, as well as certain of the financial performance objectives described above. The Committee noted that, under the CEO's leadership, the key manufacturing consolidation that has occurred in the United States, Europe, and Australia in the past few years continued in 2004. For instance, in order to compete with cheap foreign imports, the Company continued to accelerate various initiatives (including internal manufacturing capabilities) to source certain products in China. As a result, the Company continues to grow market share and extend current product lines, complement existing businesses, utilize and enhance its distribution strength, streamline operations and expand its geographic presence. Additionally, the CEO remained strongly committed to reenergizing the Company's research and development activities. As a direct benefit of the CEO's focus and commitment on these activities, the Company successfully introduced a number of new and/or improved products into the marketplace in 2004. The CEO continued his role as the leading industry spokesperson on behalf of the home medical equipment industry, putting the Company in a position to help shape public policy instead of being forced to react to policy changes. Further progress also was made in meeting the Company's long-term strategic objectives as set by management and reviewed by the Board of Directors each year. It is the Committee's opinion that meeting these objectives is critical to the ongoing success of the Company and that the Company has benefited from the progress toward meeting these objectives achieved in 2004 under the CEO's leadership. The Committee also believes that the CEO continued, in 2004, to keep the Company's strategic direction in line with the ever-changing marketplace in which the Company operates. This includes his leadership role in identifying strategic initiatives on an annual basis that need to be accelerated to keep the Company competitive and recognizing the costs and benefits associated with these initiatives. The Committee noted the CEO's continuing commitment to geographic expansion, with the Domus acquisition and the focus on growing the respiratory business. Additionally, the CEO has continued to take a proactive role in addressing corporate governance issues presented by the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange listing standards. These accomplishments and consideration of potential future contributions resulted in the CEO's base salary at the targeted 50th percentile salary range.

     Annual  Cash  Bonus.   Consistent   with  its  philosophy   that  executive
compensation should be linked with the Company's financial performance, the Committee has determined that it should seek to give each executive an opportunity to earn an annual cash bonus that would result in annual total cash compensation (salary plus bonus) to the executive that falls within the 75th market percentile of surveyed employers when the Company meets commensurately challenging financial goals, as previously outlined and focusing on earnings per share, in addition to subjective factors as the Committee deems appropriate.

     Based on competitive annual bonus opportunities provided by its independent consultant, the Committee annually determines the appropriate bonus targets for each executive officer (as a percentage of his or her salary) so that annual total cash compensation for such executive officer will reach or slightly exceed the 75th market percentile if targeted earnings per share objectives are achieved, but with the potential to receive additional bonus amounts if such objectives are exceeded (subject to a $5,000,000 limit). During this process, the Committee also may determine that an executive's performance (taking into account the same factors discussed above with respect to base salary) and level of responsibilities warrant a change in the bonus target percentage from the market practices.

     Each year, the Committee considers a recommendation from the CEO regarding the appropriate target for that year's earnings per share at which target bonuses will be earned. Targeted earnings per share before unusual items is generally set at a level which the Committee believes is challenging but achievable, and when achieved, the executives are deserving of compensation at the 75th market percentile. Under normal conditions, no bonuses are payable if earnings per share before unusual or non-recurring charges does not improve over the prior year and bonuses increase on a linear basis if earnings per share exceeds the minimum level up to the targeted level or higher. Despite the fact that net sales and earnings for 2004 were above the previous year's results, certain internal performance targets were not met, which resulted in middle management not earning any bonuses. As a result, the key executives determined, with the Committee's concurrence, that they should not be paid cash bonuses for 2004, but that the net sales and earnings increases that were achieved in 2004 should be considered by the Committee in determining the cash bonuses to be paid to the executives, if any, for 2005.

     The CEO's annual cash bonus was targeted to result in total cash compensation to the CEO that would fall within the 75th percentile of total cash compensation paid to chief executive officers by surveyed employers if the Company's earnings per share objective set by the Committee was achieved. In determining the level of total cash compensation to be targeted for the CEO in 2004, the Committee took into account the same factors and events described above under "Annual Base Salary." As described above, while net sales and earnings for 2004 were above the previous year's results, certain internal performance targets were not met, which resulted in middle management not earning any bonuses. As a result, the CEO determined, with the Committee's concurrence, that he should not be paid a cash bonus for 2004, but that the net sales and earnings increases that were achieved in 2004 should be considered by the Committee in determining the cash bonuses to be paid to the CEO, if any, for 2005.

     Long-Term Compensation Program. The Company's long-term compensation program is based on the award of stock options and selective restricted stock awards, as well as other forms of stock and performance-based incentives as may be deemed appropriate by the Committee from time to time. Total long-term compensation is targeted at approximately the median for long-term compensation by surveyed employers, but with unlimited potential based on the performance of Invacare's stock. Stock options generally are issued as non-qualified options under the Invacare Corporation 2003 Performance Plan, are granted at market prices, vest in accordance with a schedule established by the Committee (generally over four years) and expire after ten years.

     Each year, the Committee determines the appropriate percentage of each executive's salary which should be targeted as long-term compensation. The targeted percentage of salary and the stock compensation proposed for each executive officer also may be affected by the factors previously described in establishing base salaries. The stock compensation granted to each executive officer is determined based upon the previously agreed upon target level for long-term compensation and upon the projected value of the stock compensation as reflected by a valuation formula recommended by the independent consultant. The stock compensation granted to each executive other than the CEO in 2004 was based on the subjective judgment of the Committee, taking into account the CEO's comments regarding the executive's achievement of the applicable 2003 objectives (as described above under "Annual Base Salary") and the targeted range for long-term compensation. No particular weight was assigned to any one objective. Outstanding stock compensation held by an executive officer is generally not considered when the Committee determines the new stock compensation to be granted. Utilizing the valuation formula recommended by the Company's independent consultant, the stock compensation granted to the Company's executives (including the CEO) resulted in a value of long-term compensation at or near the targeted range for each executive.

     The Committee awarded stock compensation to the CEO in 2004 based upon the foregoing targets and formula and taking into account the same factors and events utilized in establishing the CEO's base salary for the year.

     The Company made stock compensation grants (either in the form of stock options or restricted stock) in March and August of 2004 with respect to long-term compensation payable with respect to 2004.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company's chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied. The Company's equity incentive plans have been submitted to and approved by the Company's shareholders. The Committee therefore believes that grants of stock options to key executives under the Company's equity incentive plans pursuant to the Company's long-term compensation programs qualify for full deductibility under Section 162(m). However, restricted stock grants and certain cash bonus awards paid to key executive officers may not qualify for the exception for performance-based compensation. To the extent practicable in view of its compensation philosophy, the Company seeks to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m). Therefore, the Company has submitted its 2005 Incentive Bonus Plan to its shareholders for approval and believes that, if approved, cash bonuses paid to key executives in accordance with the plan will qualify for the exception for performance-based compensation. At this time, however, based upon the Company's current compensation structure, the Committee believes that it is in the best interests of the Company and its shareholders for the Committee to retain flexibility in awarding incentive compensation in the form of restricted stock grants and cash bonus awards that may not qualify for the exception for performance-based compensation. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company and intends to make a determination with respect to this issue on an annual basis.

     Conclusion. The Committee has reviewed the CEO and key executives' compensation, including salary, bonus and long-term incentive compensation as described above and finds the CEO and key executives' total compensation in the aggregate to be reasonable and not excessive. The Committee believes that the relative difference between CEO compensation and the compensation of the Company's other executives is consistent with such differences found in the group of employers surveyed with the assistance of the Committee's independent consultant.

                    COMPENSATION, MANAGEMENT DEVELOPMENT AND
                         CORPORATE GOVERNANCE COMMITTEE

                            James C. Boland, Chairman
                                  Whitney Evans
                                 William M. Weber

Summary Compensation Table

     The table below shows the annual and long-term compensation for services in all capacities to Invacare of the Chief Executive Officer and the four other most highly compensated executive officers of Invacare.

                                                                                      Long-Term
                                                  Annual Compensation                Compensation
                                            ------------------------------      ----------------------
                                                                   Other                     Restricted      All Other
                                                                   Annual       Securities      Stock         Compen-
            Name and                         Salary     Bonus      Compen-      Underlying    Awards ($)    sation ($)
       Principal Position           Year        ($)        ($)   sation ($)     Options (#)      (2)            (3)
 -------------------------------- -------- --------- ---------- ------------- ------------- --------------- ------------
 A. Malachi Mixon, III              2004  1,005,000         -       44,729            142,000    466,854         346,323
      Chairman and Chief            2003    948,000   948,000       16,078            137,900    455,907         635,102
      Executive Officer             2002    903,000      -          15,590            122,400    430,124         366,471

 Gerald B. Blouch                   2004    622,000         -       13,117             56,300    289,085          81,199
      President and                 2003    585,833   557,650       11,244             58,700    282,213          45,187
      Chief Operating Officer       2002    559,000         -       39,504             55,000    266,072         117,284

 Joseph B. Richey, II               2004    384,000         -       17,045             25,900          -          45,189
      President-Invacare            2003    369,000   276,750       14,273             15,400          -          26,368
      Technologies and Senior       2002    355,000         -       43,587             17,000          -          42,660
      Vice President-Electronic
      & Design Engineering

 Louis F.J. Slangen                 2004    347,256         -       20,928             25,900          -          40,303
      Senior Vice President -       2003    327,600   245,700       31,910             21,500          -          24,720
      Sales and Marketing           2002    315,000         -       11,572             21,800     84,650          63,649

 Gregory C. Thompson,               2004    347,000         -       13,258             25,900    155,115          31,525
      Chief Financial Officer &     2003    315,000   236,250       57,529 (1)         28,800    159,038          69,012
      President-Home Medical        2002     78,500         -            -             82,000    150,420             263
      Equipment Group
 --------

(1)  Amount includes $47,387 in moving expenses.

(2) As described under "Compensation, Management Development and Corporate Governance Committee Report on Executive Compensation," Invacare granted 20,510 restricted stock awards on March 11, 2004 that related to special long-term compensation. The awards of 10,510 shares to Mr. Mixon, 6,508 shares to Mr. Blouch and 3,492 shares to Mr. Thompson vest 25% annually, beginning May 1, 2005, and dividends accrue based on the total shares awarded as of the date granted. The value of the restricted awards is equal to the amounts disclosed above and is based on the stock price on the date of grant. At the end of last year, restricted stock awards held were:
     30,790 for Mr. Mixon, 19,054 for Mr. Blouch and 9,633 for Mr. Thompson.

(3) Includes: (a) Invacare contributions in the amount of $12,300 for Mr. Mixon, Mr. Blouch, Mr. Richey, Mr. Slangen and Mr. Thompson under the Invacare Retirement Savings Plan, a defined contribution plan; (b) Invacare contributions of: $104,310 for Mr. Mixon, $58,129 for Mr. Blouch, $27,195 for Mr. Richey, $23,081 for Mr. Slangen and $19,225 for Mr. Thompson, under Invacare's 401(k) Plus Benefit Equalization Plan, a defined contribution plan; (c) the dollar value of compensatory life insurance benefits, under Invacare's Executive Life Insurance Plan, in the amounts of $5,385 for Mr. Blouch, $2,847 for Mr. Richey and $2,461 for Mr. Slangen (Mr. Mixon is not covered by a split-dollar life insurance benefit); (d) payments by Invacare, related to premiums under Invacare's Executive Disability Income Plan, in the amounts of $5,385 for Mr. Blouch, $2,847 for Mr. Richey and $2,461 for Mr. Slangen, (Mr. Mixon and Mr. Thompson do not participate in Invacare's Executive Disability Income Plan); (e) payment by Invacare for the premium of a life insurance policy for Mr. Mixon amounting to $3,564;
     (f) payment by Invacare for the premium of a disability insurance policy for Mr. Mixon amounting to $7,730; (g) vested portion of Invacare's one-time contribution for Mr. Mixon for his non-participation in the Executive Life Insurance Plan since its inception equal to $218,419.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2004 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2003 Performance Plan, the Invacare Corporation 1994 Performance Plan and the 1992 Non-Employee Directors Stock Option Plan.

                                                                                         Number of securities
                                        Number of securities     Weighted-average      remaining available for
                                          to be issued upon      exercise price of       future issuance under
                                            exercise of             outstanding        equity compensation plans
                                        outstanding options,     options, warrants       (excluding securities
 Plan Category                          warrants and rights         and rights         reflected in column(a))
 -------------                          -------------------         ----------         -----------------------
                                                (a)                    (b)                       (c)
 Equity compensation plans approved
 by security holders                         4,638,405                $29.81                  1,033,858 (1)

 Equity compensation plans not
 approved by security holders                   12,102 (2)                --                         --
                                             ---------             ---------                  ---------
 Total                                       4,650,507                $29.81                  1,033,858
                                             ---------             ---------                  ---------

(1) Represents shares available under the Invacare Corporation 2003 Performance Plan. The Invacare Corporation 2003 Performance Plan allows for the granting of no more than 300,000 shares at an exercise price of zero and no more than 200,000 shares at an exercise price of not less than 75% of the market value on the date the option is granted.

(2) Represents phantom share units in the Invacare Corporation 401(k) Plus Benefit Equalization Plan ("401(k) Plus Plan").

     The 401(k) Plus Plan, created in March 1994, is a non-qualified contributory savings plan for highly compensated associates. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, our qualified retirement plan, and provides the ability for additional pre-tax savings opportunities.

     In addition to individual deferrals, Invacare provides a matching contribution and a quarterly contribution. The 401(k) Plus Plan works in tandem with the Invacare Retirement Savings Plan, in that funds may be transferred to the qualified plan on an annual basis, as determined by IRS limitations. Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Invacare common shares reflected in phantom share units.

     The earnings in the deferral accounts are based on the net earnings of the underlying fund. Thus, participant accounts are credited with hypothetical appreciation, depreciation and dividends. Participants do not have any direct interest or ownership of the funds. Participant's contributions are always 100% vested in the plan and employer contributions vest according to a 5 year graduated scale. All distributions from the plan are in the form of cash.

     In order to address the requirements of the American Jobs Creation Act of 2004, effective January 1, 2005, we froze the 401(k) Plus Plan and prohibited further deferrals and contributions to the 401(k) Plus Plan for compensation earned after December 31, 2004. All of the earned and vested benefits of the participants in the 401(k) Plus Plan as of December 31, 2004 will be preserved under the existing plan provisions.

     In conjunction with the foregoing, a new Invacare Corporation Deferred Compensation Plus Plan (the "Deferred Compensation Plus Plan") was established, effective January 1, 2005. The nonvested benefits of participants in the 401(k) Plus Plan as of December 31, 2004 were transferred to the Deferred Compensation Plus Plan. In addition, the Deferred Compensation Plus Plan allows certain participants to defer all or any portion of the their annual cash bonus compensation and up to 50% of their salary earned on or after January 1, 2005 to the plan. Invacare provides a matching contribution on amounts deferred, as well as a quarterly contribution for the benefit of eligible participants. Employee deferrals and contributions by Invacare for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. These funds generally are the same funds offered for investment under the Invacare Retirement Savings Plan. Distributions under the Deferred Compensation Plus Plan may be made only upon termination of the employee's employment, death, disability or hardship, at certain times specified by the employee at the time of deferral in accordance with the terms of the plan, or, if permitted by applicable law, upon a change in control of Invacare. Elections to participate in the Deferred Compensation Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.

Option Grants In Last Fiscal Year

     The following table shows, for the Chief Executive Officer and the four other most highly compensated executive officers, the stock options granted in 2004, which were granted under the Invacare Corporation 1994 and 2003 Performance Plans.

                                                Individual Grants
                             ---------------------------------------------------
                               Number      % of Total                                    Potential Realizable Value
                                 of          Options      Exercise                         at Assumed Annual Rates
                             Securities    Granted to      Price                         of Share Price Appreciation
                             Underlying     Employees       (2)                               for Option Term (3)
                              Options       in Fiscal      ($ per     Expiration   ------------------------------------
          Name             Granted (1)(#)     Year         Share)        Date               5% ($)              10% ($)
-------------------------- --------------- ------------- ----------- ------------- ------------------------------------
A. Malachi Mixon, III             142,000         23.8%       44.30       8/24/14        3,956,000           10,026,000
Gerald B. Blouch                   56,300          9.4%       44.30       8/24/14        1,569,000            3,975,000
Joseph B. Richey, II               25,900          4.3%       44.30       8/24/14          722,000            1,829,000
Louis F.J. Slangen                 25,900          4.3%       44.30       8/24/14          722,000            1,829,000
Gregory C. Thompson                25,900          4.3%       44.30       8/24/14          722,000            1,829,000
All Shareholders (4)                  N/A           N/A         N/A           N/A      869,400,000        2,219,100,000

(1) Options vest over four years at a rate of 25% per year, commencing in 2005 and become 100% exercisable on September 30, 2008.

(2) The exercise price is equal to the fair market value of Invacare's common shares as of the date of grant.

(3) Potential Realizable Value is based on assumed annual growth rates for the 10-year term of the option. The assumed rates of 5% and 10% are set by the SEC and are not intended to be a forecast of Invacare's common share price and are not necessarily indicative of the actual values, which may be realized by the above executive officers or shareholders. Actual gains, if any, on stock options exercised are dependent on the actual performance of the stock.

(4) The potential gain realizable by all shareholders (based on 30,275,195 common shares and 1,111,965 Class B common shares outstanding at the exercise price of $44.30 per share as of the grant date of August 24, 2004) at 5% and 10% assumed annual growth rates over a term of 10 years is provided as a comparison to the potential gain realizable by each of the above executive officers at the same assumed annual rates of appreciation in share value over the same 10-year term. The value of a common share would appreciate to approximately $72.00 per share at an assumed 5% annual growth rate and would appreciate to approximately $115.00 at an assumed 10% annual growth rate.

     Each of the options issued under Invacare's stock option plans includes a provision which provides that the option shall become immediately exercisable, unless stated otherwise in the option agreements, upon the commencement of a tender offer for Invacare's common shares or the establishment of a record date for determining shareholders entitled to vote upon a dissolution, liquidation or certain mergers or consolidations of Invacare. Upon the occurrence of the merger or consolidation, the option may be adjusted or amended as the Compensation, Management Development and Corporate Governance Committee of the Board of

Directors deems  appropriate and equitable.  Under the terms of Invacare's stock
option  plans,   the  Committee   also  may  grant  reload   options  under  any
circumstances as it deems appropriate.

Option Exercises And Year-End Value Table

     The table below shows information with respect to options exercised by, and the value of unexercised options under Invacare's stock option plans for the Chief Executive Officer and the four other most highly compensated executive officers.

      Aggregated Option Exercises in 2004 and Option Value at Year-End 2004

                                                               Number of Securities          Value of Unexercised
                                 Number of                    Underlying Unexercised         In-the-Money Options
                                   Shares        Value        Options at 12/31/04 (#)         at 12/31/04 (2)($)
                                Acquired on     Realized     -------------------------   ----------------------------
                 Name           Exercise (#)     (1) ($)     Exercisable Unexercisable   Exercisable    Unexercisable
    ---------------------       -----------     --------     ----------- -------------   -----------    -------------
    A. Malachi Mixon, III                 -            -       1,300,425       334,825    28,233,923        2,126,902
    Gerald B. Blouch                 34,200    1,049,940         448,425       240,475     9,342,143        3,202,016
    Joseph B. Richey, II             21,800      693,131         198,900        49,900     4,381,550          283,844
    Louis F.J. Slangen               57,200    1,380,712          92,675        57,925     1,701,811          360,068
    Gregory C. Thompson                   -            -          48,200        88,500       617,592          791,620

(1)Represents the difference between the option exercise price and the closing price of the common shares on the NYSE on the date of exercise.

(2)The "Value of Unexercised In-the-Money Options at 12/31/04" is equal to the difference between the option exercise price and the closing price of $46.26 of a common share on the NYSE on December 31, 2004.


Pension Plans

     We have established a Supplemental Executive Retirement Plan (SERP) for certain executive officers to supplement other savings plans offered by Invacare to provide a specific level of replacement compensation for retirement. The annual benefit is a single-life annuity in an amount equal to a portion of final earnings. The maximum benefit is 50% at 15 years of service. This annual benefit is reduced by the annual value of Invacare contributions to the qualified Invacare Retirement Savings Plan, Invacare contributions to the 401(k) Plus Plan and Deferred Compensation Plus Plan, and one-half of the annual Social Security benefit plus other offsets.

     This plan is a nonqualified plan and thus, the benefits accrued under this plan are subject to the claims of our general creditors if Invacare were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust funded from our general funds or (2) directly from our general funds.

     The following table reflects the estimated annual single-life annuity payment, without reductions for applicable offsets, payable to a participant retiring in 2004 at age 65.

                                            Pension Table

                                                    Years of Service (2)(3)
                                         ------------ ------------- ------------
                      Remuneration (1)            5           10            15
                      ------------       ------------ ------------- ------------
                          $200,000             $33,333      $66,667     $100,000
                           300,000              50,000      100,000      150,000
                           400,000              66,667      133,333      200,000
                           500,000              83,333      166,667      250,000
                           600,000             100,000      200,000      300,000
                           700,000             116,667      233,333      350,000
                           800,000             133,333      266,667      400,000
                           900,000             150,000      300,000      450,000
                         1,000,000             166,667      333,333      500,000
                         1,100,000             183,333      366,667      550,000
                         1,200,000             200,000      400,000      600,000
                      ------------       ------------ ------------- ------------

(1) Remuneration for purposes of calculating pension benefit is based on final base salary and target bonus.

(2) These pension benefits represent annual single-life annuity values. As of December 31, 2004, the current years of service credited are 24 for Mr. Mixon, 15 for Mr. Blouch, 20 for Mr. Richey, 17 for Mr. Slangen and 7 for Mr. Thompson.

(3) Mr. Mixon's offset will be waived for successful management succession planning and to recognize past contributions to Invacare.

Employment, Severance and Change in Control Agreements

     Severance Pay Agreements. To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, Invacare has entered into severance pay agreements with key executives, including each of our five highest compensated officers. In the event there is a change of control of Invacare and a key executive is terminated without cause or resigns for good reason (as those terms are defined) during the three year period following a change of control under the conditions set forth in the agreements, the executive will receive, in addition to accrued salary, bonus and vacation pay, the following:

     (1) a lump sum severance benefit equal to three times annual base salary plus the executive's target bonus less any retention bonus paid to the executive for being employed on the first anniversary after a change in control;

     (2) continued participation in Invacare's employee welfare benefit plans, certain perquisites and other benefit arrangements for a period of three years following termination or resignation; and

     (3) 401(k), 401(k) Plus Plan, Deferred Compensation Plus Plan, profit sharing and retirement benefits (including under the SERP) so that the total retirement benefits received will be equal to the retirement benefits which would have been received had the executive's employment with Invacare continued, assuming maximum compensation and contributions, during the three year period following termination; and an additional amount which will offset, on an after-tax basis, the effect of any excise tax which the executive is subject to under
          Section 4999 of the Internal Revenue Code relating to his receipt of "excess parachute payments."

     The salary and other benefits provided by the severance pay agreements will be payable from Invacare's general funds. Invacare has agreed to reimburse the executives for any legal expense incurred in the enforcement of their rights under the severance pay agreements.

     In October 2002, Invacare entered into a separate severance protection agreement with Mr. Blouch as an additional incentive to retain and motivate him as a key employee. The agreement provides that upon Mr. Blouch's termination by Invacare other than for cause or good reason, Mr. Blouch shall be entitled to the following amounts and benefits:

     (1) compensation equal to three times the amount of his then applicable annual base salary to be paid in three equal annual installments;

     (2) 75% of his target bonus for the year in which employment ends to be paid in three equal annual installments;

     (3) any then-outstanding stock option grant or award shall immediately vest in full as of the date of termination of employment, unless stated otherwise in the option agreement; and

     (4) the exercise period of any unexercised stock option shall be extended until the earlier of two years after the date of termination of employment or expiration of the option, unless stated otherwise in the option agreement. In addition, Mr. Blouch may exercise any options by means of a cashless exercise program, so long as (a) the program is legally allowed, and (b) Invacare is not required to recognize additional compensation expense as a result of the exercise.

     Other Arrangements. Each of our five highest compensated executive officers are included in the Invacare Retirement Savings Plan. Invacare makes matching cash contributions up to 66.7% of employees' contributions up to a maximum of 3% of such employee's compensation, makes quarterly contributions based upon 4% of qualified wages and may make discretionary contributions to the domestic plans based on an annual resolution by the Board. As described previously, Invacare sponsors a non-qualified 401(k) Plus Plan and Deferred Compensation Plus Plan covering our executive officers, which provides for employee elective deferrals and company retirement deferrals so that the total retirement deferrals equal amounts that would have been contributed to Invacare's principal retirement plans if it were not for limitations imposed by income tax regulations.
Furthermore, Invacare sponsors a non-qualified defined benefit Supplemental Executive Retirement Plan (SERP) for such executive officers. The SERP is a non-qualified plan that provides retirement income to supplement income available from Invacare's qualified plans and to supplement the 401(k) Plus Plan and the Deferred Compensation Plus Plan, as further described above under "Pension Plans." The target retirement benefit under the SERP is 50% of final compensation, excluding certain enumerated offsets. The SERP also provides a change of control benefit that accelerates vesting and service ratios to allow maximum benefits to SERP participants, subject to certain offsets set forth in the SERP.

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation, Management Development and Corporate Governance Committee of the Board of Directors are James C. Boland, Whitney Evans and William M. Weber. Bernadine P. Healy, M.D. was a member of the committee until November 2004. There were no Compensation, Management Development and Corporate Governance Committee interlocks or insider participation activities in 2004.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on Invacare's common shares against the yearly cumulative total return of the companies listed on the Standard & Poor's 500 Stock Index, the Russell 2000 Stock Index and the S&P Supercomposite Health Care Equipment & Supplies Index (S&P Healthcare Index*).

                [GRAPHIC OMITTED]


                        1999    2000    2001    2002    2003    2004
                        ----    ----    ----    ----    ----    ----
Invacare                 100     171     168     167     202     231
S&P 500                  100      90      79      60      78      86
Russell 2000             100      96      97      76     112     132
S&P Healthcare Index     100     143     139     120     159     186



     * The S&P Supercomposite Health Care Equipment & Supplies Index is a capitalization-weighted average index comprised of health care companies in the S&P 1500 Index. This index contains companies that are affected by many of the same health care trends as Invacare.

     The above graph assumes $100 invested on December 31, 1999 in the common shares of Invacare Corporation, S&P 500 Index, Russell 2000 Index and the S&P Supercomposite Health Care Equipment & Supplies Index, including reinvestment of dividends, through December 31, 2004.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.

     Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by Invacare in connection with its annual meeting of shareholders to be held in 2006 must do so no later than December 8, 2005. To be eligible for inclusion in our 2006 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     Unless we receive a notice of a shareholder proposal to be brought before the 2006 annual meeting by February 21, 2006, then Invacare may vote all proxies in their discretion with respect to any shareholder proposal properly brought before such annual meeting.

          Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2004 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:

                        Shareholder Relations Department
                        Invacare Corporation
                        One Invacare Way, P.O. Box 4028
                        Elyria, Ohio 44036-2125

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the annual meeting.

                                            By Order of the Board of Directors,





                                            Dale C. LaPorte
                                            Secretary

                                                                      Appendix A


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              INVACARE CORPORATION
                         EXECUTIVE INCENTIVE BONUS PLAN

                                    ARTICLE I

                            THE PLAN AND ITS PURPOSE

     1.1. Adoption of Plan. This Invacare Corporation Executive Incentive Bonus Plan (hereinafter referred to as the "Plan") is hereby adopted by Invacare Corporation (hereinafter referred to as the "Company"), effective as of January 1, 2005, in order to set forth the terms and provisions of the annual incentive bonus program of the Company applicable to selected key employees of the Company (as hereinafter defined) on and after such date.

     1.2. Purpose. The purpose of the Plan is (a) to provide an incentive to selected key employees of the Company in order to encourage them with short-term financial awards to improve the Company's operating results, (b) to enable the Company to recruit and retain such key employees by making the Company's overall compensation program competitive with compensation programs of companies with which the Company competes for executive talent and (c) to satisfy the requirements of Section 162(m) of the Code (as hereinafter defined) so that the deductibility of awards hereunder will not be limited by such Section 162(m).

                                   ARTICLE II

                                   DEFINITIONS

     Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

     2.1. "Affiliate" means, except as otherwise provided in Section 2.3, any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board in its discretion.

     2.2. "Board of Directors" means the Board of Directors of the Company as it may be constituted from time to time.

     2.3. "Change in Control" means the happening of any of the following events:

          Any person or entity (other than any employee benefit plan or employee stock ownership plan of the Company, or any person or entity organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of thirty percent (30%) or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of directors, or commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the person becoming the Beneficial Owner of thirty percent (30%) or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of directors. For purposes of this Section 2.3, the terms "Affiliates," "Associates," and "Beneficial Owner" will have the meanings given them in the Rights Agreement, dated as of April 2, 1991, between the Company and National City Bank, as Rights Agent, as amended from time to time.

          At any time during a period of twenty-four (24) consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were either directors at the beginning of the period or are continuing directors.

     A record date is established for determining shareholders entitled to vote upon:

A merger or consolidation of the Company with another corporation (which is not an affiliate of the Company) in which the Company is not the surviving or continuing company or in which all or part of the outstanding common shares are to be converted into or exchanged for cash, securities, or other property;

a sale or other disposition of all or substantially all of the assets of the Company; or

the dissolution or liquidation (but not partial liquidation) of the Company.

     2.4. "Code" means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

     2.5. "Committee" means the Compensation, Management Development and Corporate Governance Committee of the Board of Directors as it may be constituted from time to time; provided that if at any time the Compensation, Management Development and Corporate Governance Committee is not composed solely of Outside Directors, "Committee" shall mean the committee consisting of at least three (3) Outside Directors appointed by the Board of Directors to administer the Plan.

     2.6. "Company" means Invacare Corporation, an Ohio corporation, or any successor organization.

     2.7 "Director" means any member of the Board of Directors.

     2.8. "Disability" means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

     2.9.  "Eligible  Employee" has the meaning ascribed to such term in Section
3.1 hereof.

     2.10. "Incentive Bonus" means the payment earned by a Participant under the Plan as determined in accordance with Article VI.

     2.11. "162(m) Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code, which, generally means an individual who as of the last day of the Taxable Year is:

          (a) the Chief Executive Officer of the Company, or

          (b) among the four highest compensated officers of the Company other than the Chief Executive Officer.

     2.12. The words "Outside Director" mean any member of the Board who meets the definition of "outside director" set forth in Section 162(m) of the Code and the definition of "non-employee director" set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.

     2.13. "Participant" means an Eligible Employee selected by the Committee for participation in the Plan pursuant to Section 3.2 hereof.

     2.14.  "Performance Goals" has the meaning ascribed to such term in Section
5.1 hereof.

     2.15. "Performance Goals Date" means the date on which the Committee establishes the Performance Goals for a calendar year which date may be no later than March 31 of such calendar year.

     2.16. "Plan" means the Invacare Corporation Executive Incentive Bonus Plan as adopted herein and as constituted from time to time hereafter.

     2.17. "Retirement" means a Participant's retirement from active employment with the Company or an Affiliate at or after his attainment of age sixty-five
(65) or "normal retirement age" as defined in the Company's qualified retirement plan(s).

     2.18 "Taxable Year" means the tax year of the Company which currently is the calendar year.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility. All officers of the Company (each an "Eligible Employee") are eligible to be selected to participate in the Plan.

     3.2.   Participation.   The   following   rules  shall  be   applicable  to
participation in this Plan by an Eligible Employee:

          (a) Designation. Subject to Subsection (c) of this Section 3.2, the Committee shall, in its discretion, designate the Eligible Employees, if any, who will participate in the Plan for each calendar year. Each Eligible Employee approved for participation will be notified of his or her selection as soon after approval as is practicable.

          (b) Participation For Employees Hired After Commencement Of Calendar Year. Subject to Subsection (c) of this Section 3.2, an Eligible Employee whose employment with the Company commences after the first day of a calendar year and who remains actively employed through the end of the calendar year may, at the Committee's discretion, participate in the Plan for the calendar year on a pro rata basis or on such other basis as the Committee shall determine.

          (c) No Right To Participate. No Participant or Eligible Employee has or at any time will have any right hereunder to be selected for current or future participation in the Plan. Notwithstanding the foregoing or any other provision hereof, the Committee's right to select Participants shall be subject to the terms of any employment agreement between the Company and the Participant or Eligible Employee.

                                   ARTICLE IV

                               PLAN ADMINISTRATION

     4.1. Responsibility. The Committee has total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

     4.2. Authority of the Committee. The Committee has and will have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, the Committee has the exclusive right to (a) interpret the Plan,
(b) determine eligibility for participation in the Plan, (c) decide all questions concerning eligibility for and the amount of Incentive Bonus payable under the Plan, (d) determine Performance Goals under the Plan and, before payment of any Incentive Bonus hereunder, evaluate performance and certify whether Performance Goals and any other material terms were in fact satisfied,
(e) construe any ambiguous provision of the Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the Plan, (j) make such rules as it deems necessary for carrying out the purpose of the Plan and to make changes in such rules as it from time to time deems proper, (k) promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan, and (l) decide any and all questions arising in the administration, interpretation and application of the Plan.

     4.3. Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Incentive Bonus under the Plan. It is the intent of the Company in establishing the Plan that the decisions of the Committee and its action with respect to the Plan will be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

     4.4. Section 162(m) of the Code. With regard to all 162(m) Employees, the Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Section 162(m) of the Code.

     4.5.   Delegation  of   Authority.   Only  the  Committee  may  select  for
participation, set Performance Goals for, and determine satisfaction of Performance Goals and other material facts with respect to Participants who are 162(m) Employees. Except for such limitation and to the extent not otherwise prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons.

                                    ARTICLE V

                        PERFORMANCE GOALS AND MEASUREMENT

     5.1. Definition of Performance Goals. Incentive Bonuses under this Plan will be paid solely on account of the attainment of one or more preestablished (as provided in Section 5.2 hereof), objective Performance Goals for a calendar year or other predetermined period. A Performance Goal is a target level or levels of performance. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met. Performance Goals can be based on one or more business criteria that apply to the Participant, a business unit, or the Company and related entities as a whole. Such business criteria could include, for example, stock price, net sales, income from operations, earnings before income tax, earnings per share, cost controls, return on assets, or return on net assets employed. A Performance Goal need not, however, be based upon an increase or positive result under a business criterion and may include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). A Performance Goal shall not include the mere continued employment of the Participant.

     The Performance Goal shall state, in terms of an objective formula or standard, the method of computing the amount of the Incentive Bonus payable to the Participant if the Performance Goal is attained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount of the Incentive Bonus. In addition, the formula or standard must specify the individual Participants or class or group of Participants to which it applies.

     The terms of the objective formula or standard shall preclude discretion to increase the amount of Incentive Bonus that would otherwise be due upon attainment of the goal except to the extent the amount is related to other compensation and then only to the extent permitted by Section 162(m) of the Code to the extent applicable. The objective formula may grant the Committee discretion to reduce or eliminate the Incentive Bonus otherwise due upon attainment of the Performance Goal, provided that such negative discretion is expressly set forth at the time of establishment of the Performance Goal and provided that exercise of such negative discretion with respect to a Participant does not result in an increase in the Incentive Bonus to another Participant.

     The Plan's Performance Goals shall be established by action of the Committee not later than the time specified in Section 5.2 hereof. The Committee shall retain the discretion to change the targets under the Performance Goals subject to the restrictions of Section 162(m) of the Code, to the extent applicable.

     5.2. Establishment of Performance Goals. Except as hereinafter provided in this Section 5.2, the Committee will, on or before the 90th day of the calendar year, and while the outcome is substantially uncertain, establish in writing (a) the Performance Goal or Goals applicable to such calendar year and identify the Participant or group of Participants to whom such Performance Goal or Goals are applicable and (b) if more than one Performance Goal for such calendar year is established, the weighting of the Performance Goals. If, for a given calendar year, the Committee shall not establish new Performance Goals for a Participant or group of Participants on or before the 90th day of the calendar year, the Performance Goals for the immediately preceding calendar year shall be deemed to be the Performance Goals established by the Committee for such calendar year for such Participant or group of participants.

     In addition to, or in lieu of, use of the calendar year as a performance period to measure attainment of a Performance Goal, the Committee may, not later than the 90th day after the commencement of the period of service to which the Performance Goal relates, establish one or more Performance Goals for one or more Participants or groups of Participants for such other period. Any such Performance Goal may not be established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed, and while the outcome is substantially uncertain.

     5.3. Adjustments to Performance Goals. The Committee may, at any time during the first 90 days of a calendar year (or such other period as provided in
Section 5.2 hereof), or, subject to the second paragraph of this Section 5.3 hereof, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such calendar year (or such other period) in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

     Notwithstanding the foregoing, to the extent the exercise of such authority after the first 90 days of a calendar year (or such other period as provided in Section 5.2 hereof) would cause the Incentive Bonuses granted to the 162(m) Employees for the calendar year (or such other period) to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not 162(m) Employees.

                                   ARTICLE VI

                             INCENTIVE BONUS AWARDS

     6.1.  Incentive  Opportunity.  During the  applicable  period  specified in
Section 5.2 hereof, the Committee shall determine and set forth in writing the amount of, or method for, calculating the Incentive Bonus that may be payable to each Participant under the Plan. The amount of an Incentive Bonus payable to a Participant will depend upon the level of attainment of the Performance Goals for such calendar year (or such shorter period as provided in Section 5.2 hereof) or whether the Performance Goals for such calendar year were attained.

     6.2. Certification of Attainment of Performance Goals. The Committee shall certify attainment of Performance Goals, and other material facts, and shall calculate the amount of Incentive Bonus and authorize payment in accordance with the following procedure. As soon as practicable after the Company's financial results for the relevant calendar year or other performance period have been finalized, the Committee will certify in writing the attainment of the Performance Goals established for the calendar year (or other performance period) and other material facts and will calculate (or certify the calculation
of) the Incentive Bonus, if any, payable to each Participant pursuant to Section
6.1 hereof. Such Incentive Bonus shall be paid to the Participant as soon thereafter as reasonably practicable but not later than the March 15 following the calendar year which served as the performance period upon which the Incentive Bonus is based.

     6.3. Form of Payment. All Incentive Bonuses under the Plan will be paid in cash and shall be subject to such terms, conditions, restrictions and limitations (including, but not limited to, restrictions on alienation and vesting) as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Plan.

     6.4. Termination of Employment Due to Disability, Death or Retirement. If a Participant's employment is terminated prior to the date upon which an Incentive Bonus is paid pursuant to Section 6.2 hereof by reason of his Disability, Retirement or death, the Participant shall be eligible to receive a prorated Incentive Bonus for the calendar year in which such termination of employment occurs.

     6.5. Other Terminations of Employment. Unless the Committee shall determine otherwise in its sole discretion, if a Participant's employment is terminated prior to the date on which Incentive Bonuses for the calendar year, or other performance period, are paid (other than as provided in Section 6.4 and 6.6 hereof), the Participant's participation in the Plan shall end, and the Participant shall not be entitled to any Incentive Bonus for such calendar year.

     6.6. Payment Following a Change in Control. In the event of a Change in Control, notwithstanding anything contained herein to the contrary, the Company shall pay each Participant who is participating in the Plan at the time of such Change in Control a single sum cash payment equal to the greater of (a) the target-level Incentive Bonus that would have been paid if the Performance Goal for the calendar year in which the Change in Control occurs had been achieved, or (b) the Incentive Bonus that would have been paid to the Participant if the Performance Goal that was actually achieved during the portion of the calendar year which occurs prior to the Change in Control is annualized for the entire calendar year. Further, all terms, conditions, restrictions and limitations in effect on any outstanding Incentive Bonus shall immediately lapse on the date of such Change in Control. For purposes of this Plan, the Committee has and will have the sole discretion to determine whether and the date on which a Change in Control occurred or is occurring. Notwithstanding the foregoing, a Participant shall receive no additional payment pursuant to this Section 6.6 if, pursuant to any employment or similar agreement between the Company or other Affiliate and such Participant, the Participant is entitled to receive any payment under this Plan in connection with such Change in Control.

     6.7. Limitations on Payments. Notwithstanding any provision herein to the contrary, (a) no Incentive Bonus will be paid for a calendar year, or other performance period, in which performance fails to attain or exceed any minimum level established for any of the Performance Goals; and (b) no Incentive Bonus payable to a Participant for a calendar year shall exceed $5,000,000.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. Employment. Nothing in this Plan will interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

     7.2. Nonassignability. No Incentive Bonus under this Plan may be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance, nor may any Incentive Bonus be payable to anyone other than the Participant to whom it was granted (other than by will or the laws of descent and distribution).

     7.3. Laws Governing. This Plan is to be construed in accordance with and governed by the laws of the State of Ohio.

     7.4. Withholding Taxes. The Company may deduct from all payments under this Plan any federal, state or local other taxes or other amounts required by law to be withheld with respect to such payments.

     7.5. Plan Binding on Company and Successors. This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

     7.6. Amendment and Termination. The Committee may suspend or terminate this Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend this Plan in any manner but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to applicable laws, regulations or exchange requirements, specifically including Section 16 of the Exchange Act or Section 162(m) of the Code.

     7.7. Compliance with Section 162(m). If any provision of this Plan would cause the Incentive Bonuses granted to a 162(m) Employee to fail to constitute qualified "performance-based compensation" under Section 162(m) of the Code for any calendar year, that provision, insofar as it pertains to the 162(m) Employee, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

     7.8. Shareholder Approval Pursuant to 162(m). The material terms under which Incentive Bonuses are to be paid, including the Performance Goals, will be disclosed to shareholders of the Company in advance of the 2005 annual meeting of shareholders. Unless, at that meeting, in a separate shareholder vote, this Plan is approved by a majority of the vote in such separate shareholder vote, no Incentive Bonus shall be paid hereunder to any 162(m) Employee. Furthermore, no Incentive Bonus shall be payable under this Plan to any 162(m) Employee prior to such vote.

                              INVACARE CORPORATION
                PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES

                 Annual Meeting of Shareholders --- May 25, 2005
           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby (i) appoints A. MALACHI MIXON, III, GERALD B. BLOUCH and GREGORY C. THOMPSON, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Wednesday, May 25, 2005 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all Proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all the Common Shares and Class B Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted "FOR" the election of the four Directors nominated by the Board of Directors and "FOR" each of the other proposals.

     (1)  ELECTION of Directors each to serve a three year term ending in 2008.

          (  ) FOR all nominees listed      (  )  WITHHOLD AUTHORITY to vote for
               (except as marked to the           all nominees listed
                contrary below)

               Michael F. Delaney, C. Martin Harris, M.D., Bernadine P. Healy, M.D. and A. Malachi Mixon, III

     (2) PROPOSAL to approve and adopt the Invacare Corporation Executive Incentive Bonus Plan.

          (  ) FOR the Proposal             (  ) AGAINST the Proposal

          (  ) ABSTAIN from the Proposal

     (3) PROPOSAL to ratify appointment of Ernst & Young LLP as the Company's independent auditors.

          (  ) FOR the Proposal             (  ) AGAINST the Proposal

          (  ) ABSTAIN from the Proposal


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------




                                                       (Continued and to
                                                        be signed on other side)


                      (Proxy --- continued from other side)


     (4) In their discretion to act on any other matters which may properly come before the Annual Meeting.






                                       Dated ____________________________ , 2005


                                          --------------------------------------

                    Your signature to the Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.


     Please date, sign and return promptly in the accompanying envelope.

                              INVACARE CORPORATION
                     COMMON SHARES AND CLASS B COMMON SHARES
                             VOTING INSTRUCTION CARD

                 Annual Meeting of Shareholders --- May 25, 2005
             This Card is solicited on behalf of the trustees of the
                        Invacare Retirement Savings Plan

     The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company") which the undersigned is entitled to vote as a participant in an employee benefit plan which may be funded by the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Wednesday, May 25, 2005 at 10:00 A.M. (EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all the Common Shares and Class B Common Shares of the Company represented by this Card as follows, with the understanding that if no directions are given below, said shares will be voted "FOR" the election of the four Directors nominated by the Board of Directors and "FOR" each of the other proposals.

     (1)  ELECTION of Directors each to serve a three year term ending in 2008.

          (  ) FOR all nominees listed      (  )  WITHHOLD AUTHORITY to vote for
               (except as marked to the           all nominees listed
                contrary below)

               Michael F. Delaney, C. Martin Harris, M.D., Bernadine P. Healy, M.D. and A. Malachi Mixon, III

     (2) PROPOSAL to approve and adopt the Invacare Corporation Executive Incentive Bonus Plan.

          (  ) FOR the Proposal             (  ) AGAINST the Proposal

          (  ) ABSTAIN from the Proposal

     (3) PROPOSAL to ratify appointment of Ernst & Young LLP as the Company's independent auditors.

          (  ) FOR the Proposal             (  ) AGAINST the Proposal

          (  ) ABSTAIN from the Proposal


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------




                                                       (Continued and to
                                                        be signed on other side)


                      (Proxy --- continued from other side)


     (4) In their discretion to act on any other matters which may properly come before the Annual Meeting.






                                       Dated ____________________________ , 2005


                                          --------------------------------------

                    Your signature to the Instruction Card form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.


     Please date, sign and return promptly in the accompanying envelope.